SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

LMP REAL ESTATE INCOME FUND INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

VOTE NOW ON YOUR WHITE PROXY CARD

LMP REAL ESTATE INCOME FUND INC.

620 Eighth Avenue

New York, New York 10018

April 9, 2015

DEAR STOCKHOLDER:

A dissident stockholder has started a proxy fight to elect three of its nominees to the Board of Directors of LMP Real Estate Income Fund Inc. and is asking stockholders to support the possibility of a self-tender for your Fund’s common stock. Your Board strongly opposes the dissident’s proposals and will vigorously fight for what we believe is in the best interests of all our stockholders.

The Fund’s annual stockholder meeting is scheduled for May 29, 2015. Please support your Board’s nominees by voting and returning the WHITE proxy card in the return envelope provided. Your vote is extremely important.

The dissident has a short-term agenda that is self-serving and not in the long-term interests of ALL stockholders. The dissident, Bulldog, is an activist hedge fund manager and has a history of purchasing shares in closed-end funds and then attempting to force them to initiate self-tenders, which positions it for quick profits but is harmful to long-term investors like you.

Please send a strong message to the dissident that you support your Board of Directors and will not be fooled into supporting the dissident’s slate of nominees and short term proposal to “fill his pockets and run.”

Your Fund Has Had Extraordinary Performance

•	For the 1-, 3- and 5-year periods ended February 28, 2015, your Fund has had strong annualized performance, returning 24.01%, 15.36% and 17.26% on the basis of net asset value (“NAV”).

•	Your Fund has outperformed the Lipper Real Estate Closed-End Funds Category for the 1-, 3- and 5-year periods on the basis of both NAV and market price.

•	The Fund has also had stable and reliable monthly distributions for years.

Average Annualized Total Returns (%)

(for periods ended February 28, 2015)

Your Board’s Nominees Are Independent, Knowledgeable And Have The Experience Necessary To Continue To Effectively Oversee Your Fund

•	The Board’s nominees are incumbent directors William R. Hutchinson, Eileen A. Kamerick and Robert D. Agdern.

•	These nominees are independent, highly experienced and qualified to continue to serve as directors. Continuity of Board leadership is in the best interest of all stockholders.

•	Among the attributes and skills common to all incumbent nominees are their abilities to critically review, evaluate, question, and discuss information; to engage effectively with the other directors and management; and to exercise effective and independent business judgment in the performance of their duties as directors.

•	The three Bulldog nominees will pursue the dissident’s self-serving agenda and will not, in the opinion of your Board, in any way compare with the value the Board’s nominees contribute and will continue to contribute to the Fund.

The Dissident’s Agenda Is NOT Aligned With ALL Stockholders

•	Bulldog has been rapidly purchasing the Fund’s stock for the past five months, increasing its ownership from 4.77% (as of November 24, 2014) to 12.78% (as of April 3, 2015).

•	Speculators like this are looking to make a quick windfall from the proposed self-tender, while long-term investors would see no benefit and may ultimately be harmed. Please take into account that a tender offer would mean:

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•	The sale of valuable portfolio holdings;

•	Incurrence of significant costs;

•	An increase in the expense ratio; and

•	Reduced income available for distribution.

Unlike Bulldog, who is only acting in its own interest, your Board has a fiduciary duty to maximize value for all stockholders. We know why you invested in the Fund. Our goal is to continue to provide long term positive returns to all stockholders. We have considered and will continue to consider strategies to reduce the discount at which shares of the Fund sometimes trade but not at the expense of our stockholders.

The Dissident Is Making False And Misleading Allegations

You should have received the dissident’s proxy statement by now. It is a short document, but is riddled with misleading statements.

•	The dissident told you that your Board excluded the dissident’s proposal from the Fund’s proxy card out of contempt for stockholder democracy. That is patently untrue. The truth is that Bulldog failed to meet the deadline for its proposal to be included in your Fund’s proxy statement.

•	The dissident told you that your directors were over-compensated, earning “well over $200,000 per year.” In reality, each director’s compensation from the Fund was approximately $3,000 last year.

As you can see, there is a pattern of deception and misleading statements. Please be aware that we are committed to informing you of the truth. We will continue to address any additional misleading statements.

Please support your incumbent directors by signing, dating and mailing the WHITE proxy card in the return envelope provided.

Your Board strongly urges you to discard and not sign any green proxy card that you may receive from the dissident. Please do not return any green proxy card, even if you wanted to vote against the dissent’s nominees, as that would also cancel your prior vote for the Board’s nominees on the WHITE proxy card. If you have already signed a green proxy card, you can easily rescind your vote by voting and returning the WHITE proxy card.

We thank you for your continued trust and support.

Sincerely,

KENNETH FULLER
CHAIRMAN OF THE BOARD

YOUR VOTE IS EXTREMELY IMPORTANT. PLEASE ACT TODAY. IF YOU HAVE

QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL:

48 Wall Street, 21st Floor

New York, NY 10005

(866) 751-6313 (Toll Free)

[1]	Total returns are based on changes in the Fund’s NYSE market price per share and assume the reinvestment of all distributions in additional shares in accordance with the Fund’s Dividend Reinvestment Plan.

[2]	Total return assumes the reinvestment of all distributions at net asset value.

[3]	Lipper, Inc., a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments. Please note that Lipper performance returns are based on each fund’s net asset value. Returns include the reinvestment of all distributions, including returns of capital, if any, calculated among the funds in the Fund’s Lipper category.

[4]	The MSCI US REIT Index is a free float-adjusted market capitalization index that is comprised of equity Real Estate Investment Trusts (“REITs”). The index is based on MSCI USA Investable Market Index (IMI), its parent index, which captures large, mid and small caps securities. With 140 constituents, it represents about 99% of the US REIT universe and all securities are classified in the REIT sector according to the Global Industry Classification Standard (GICS®).

On March 27, 2015, the Fund filed with the Securities and Exchange Commission (SEC) and began mailing to stockholders a notice of annual meeting and a definitive proxy statement, together with a White Proxy Card that can be used to elect the Board’s three current incumbent nominees. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE FUND AND THE UPCOMING MAY 29, 2015 ANNUAL MEETING OF STOCKHOLDERS. Stockholders can obtain additional copies of the notice of annual meeting and proxy statement and other documents filed by the Fund with the SEC when they become available, by contacting the Fund, 620 Eighth Avenue, New York, New York 10018, or by calling 1-888-777-0102. You may also visit the Fund’s Web site at www.lmcef.com. Additional copies of the proxy materials will be delivered promptly upon request. Free copies of these materials can also be found on the SEC’s Web site at http://www.sec.gov.

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